Exhibit 99.1

Anworth Declares a $0.14 Per Share First Quarter 2014 Common Stock Dividend and Announces Corporate Actions

  Dividend increases significantly due to benefit of discontinued hedges
  Board appoints Strategic Review Committee to oversee new initiatives
  Formation of new subsidiary to participate in real estate-related activities
  Nomination of new director to replace retiring founding director

SANTA MONICA, Calif.--(BUSINESS WIRE)--March 21, 2014--Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its Board of Directors declared, on March 20, 2014 a quarterly common stock dividend of $0.14 per share for the first quarter of 2014. The common stock dividend is payable on April 29, 2014 to common stockholders of record as of the close of business on March 31, 2014.

During the current quarter, the Company elected to discontinue hedge accounting for certain of its interest rate swaps, as it determined these swaps were no longer necessary or effective components of the Company’s asset/liability management strategy. In particular, the assets which these swaps were intended to hedge now have substantially lower principal balances and lessened sensitivity to unexpected rises in short-term interest rates than originally anticipated. These interest rate swaps remain in effect and have not been terminated.

In determining the current quarterly common stock dividend, the Company decided to declare a dividend relative to its current earnings excluding the cost of these discontinued hedges and intends to continue to do so in the future. The cost of these discontinued hedges will be approximately $8 million for the quarter ended March 31, 2014. The interest rate swaps for which hedge accounting has been discontinued carry a notional balance of approximately $1.7 billion, an average pay-fixed interest rate of 2.13% and an average maturity of September, 2015. At December 31, 2013, these swaps had a negative fair value of approximately $ -47 million which was reflected in the Company’s book value.

Commenting on the increase in the dividend rate, Lloyd McAdams, the Company’s Chief Executive Officer, noted that, “By increasing the dividend to $0.14 per share, shareholders will receive a distribution that reflects the full earning power of the Company’s current portfolio of assets and related active hedges. Also, since the negative fair value of these legacy swaps is already reflected in book value, the increase in dividend distribution should not affect future book value, as it is expected to be offset by an equivalent increase in the swaps’ fair value as they approach maturity.”

Strategic Review Committee

The Company also announced that its Board of Directors has formed a Strategic Review Committee consisting of solely independent directors. The immediate role of this Committee is to identify individuals and organizations which will participate in the management and execution of the Company’s recently announced diversification program to invest in other types of mortgage and real estate assets through its Qualified REIT Subsidiary and its Taxable REIT Subsidiary.

Taxable REIT Subsidiary

The Company also announced the incorporation of Anworth Property Services, Inc., a Taxable REIT Subsidiary (“TRS”) that is wholly-owned by the Company. The Company’s TRS will provide the entity through which the Company may participate in various real estate-related activities which would earn profits that the IRS considers to be taxable income. Unlike a REIT, a TRS pays standard corporate taxes on its income earned from these activities in the mortgage and real estate markets which include most real estate related activities other than receiving rent on properties owned and collecting interest on real estate mortgages owned. Examples of these other activities include: the securitization of mortgage loans; mortgage origination; leasing and managing rental properties; and owning properties acquired through the foreclosure process.

Appointment of Director

The Company also announced that Mr. Charles H. Black, an independent and founding Director on the Company’s Board of Directors (the “Board”), has informed the Board that he will not be standing for re-election to the Board at the Company’s 2014 Annual Meeting of Stockholders due to personal health reasons and not because of a disagreement with the Company. During the past sixteen years, the Company has greatly benefitted from Mr. Black’s wise and experienced advice and he will be missed as a Director.

Accordingly, our Board has appointed Mr. Mark S. Maron as a Director Nominee for election at the Company’s 2014 Annual Meeting of Stockholders to fill the vacancy created by Mr. Black not standing for re-election to our Board.

Mr. Maron, 58, is a partner with Acre Corporation, a private equity commercial real estate firm located in Pleasanton, California. From September 2005 to December 2007, Mr. Maron was a founding principal of Birchmont Capital Advisors, LLC (“Birchmont”), a real estate private equity firm focused on multi-family properties. Prior to forming Birchmont, Mr. Maron spent 23 years as an investment banker, including 18 years at Credit Suisse, where he ran the firm’s Investment Banking Division in Los Angeles. Mr. Maron served on the board of directors of True Religion Brand Jeans until its sale to a private equity firm in July 2013. Mr. Maron holds a Bachelor of Arts degree from McGill University in Montreal, Canada, and holds a Master of Business Administration degree in Finance from the Wharton School of Business.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in securities guaranteed by the U.S. Government, such as Ginnie Mae, or guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, ” “will, ” “believe, ” “expect, ” “anticipate, ” “assume,” “estimate,” “intend,” “continue, ” or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
310-255-4438
310-255-4493
jhillman@anworth.com
http://www.anworth.com